Exhibit 4.3

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE DOW CHEMICAL COMPANY

5.650% Notes due 2036

CUSIP NO.: 260543 DP5

ISIN NO.: US260543DP51

No. [1][2]	$[500,000,000][150,000,000]

THE DOW CHEMICAL COMPANY, a Delaware corporation (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [FIVE HUNDRED MILLION DOLLARS ($500,000,000)][ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000)] or such other principal sum set forth on the Schedule attached hereto (which shall not exceed $500,000,000) on March 15, 2036, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon semi-annually on each March 15 and September 15 (each an “Interest Payment Date”), commencing March 15, 2026 and at maturity on said principal sum, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the rate per annum specified in the title of this Security from the March 15 or September 15, as the case may be, next preceding the date of this Security to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Security, or unless no interest has been paid on this Security, in which case from September 8, 2025, until payment of said principal sum has been made or duly provided for. Payments of such principal and interest shall be made at the office or agency of the Company in Chicago, Illinois, which, subject to the right of the Company to vary or terminate the appointment of such agency, shall initially be at the corporate trust office of The Bank of New York Mellon Trust Company, N.A., 311 South Wacker Drive, Floor 62, Mailbox #44, Suite 6200B, Chicago, Illinois 60606; provided, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security register; provided, further that so long as CEDE & CO. or another nominee of the Depositary is the registered owner of this Security payments of principal and interest will be made in immediately available funds through the Depositary’s Same-Day Funds Settlement System. Notwithstanding the foregoing, if the date hereof is after March 1 or September 1, as the case may be, and before the following March 15 or September 15, this Security shall bear interest from such March 15 or September 15; provided, that if the Company shall default in the payment of interest due on such March 15 or September 15, then this Security shall bear interest from the next preceding March 15 or September 15, to which interest, has been paid or, if no interest has been paid on this Security, from September 8, 2025. The interest payable on any March 15 or September 15 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the March 1 or September 1 (each a “Record Date”), as the case may be, next preceding such March 15 or September 15, and the interest payable at maturity will be payable to the person to whom the principal hereof shall be payable.

Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

[Remainder of page intentionally left blank Signature page follows.]

IN WITNESS WHEREOF, THE DOW CHEMICAL COMPANY has caused this instrument to be signed by facsimile by its duly authorized representative.

Dated: September 8, 2025

Attest:		THE DOW CHEMICAL COMPANY

By:		By:
	Name:		Name:
	Title:		Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: September 8, 2025

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

THE DOW CHEMICAL COMPANY

5.650% Notes due 2036

Section 1. General. This Note is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of July 26, 2019 (the “Indenture”), among The Dow Chemical Company (the “Company”), Dow Inc. (“Dow”), as a party with respect to the sections described therein, and The Bank of New York Mellon Trust Company, N.A., as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, Dow, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Securities of the series designated on the face hereof.

Section 2. Redemption; Sinking Fund. (a) Except as provided in paragraph (b) below, the Securities are not redeemable prior to maturity.

(b) Prior to December 15, 2035 (the date that is three months prior to the maturity date of the Securities) (the “Par Call Date”), the Company may redeem the Securities at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, less (b) interest accrued to the redemption date, and

(2) 100% of the principal amount of the Securities to be redeemed,

plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On and after the Par Call Date, the Company may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the

Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company or its designee shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations or those of its designee in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Trustee will have no responsibility to determine the redemption price of the Securities.

(b) The Securities will not be subject to any sinking fund.

(c) The Company will mail or electronically deliver (or otherwise transmit in accordance with the Depositary’s procedures) a notice of any redemption at least 15 days but not more than 60 days before the redemption date to each Holder; provided that such notice of redemption may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Securities. Once notice of redemption is mailed, the Securities called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but excluding, the redemption date.

(d) The notice of redemption will state any conditions applicable to a redemption and the principal amount of the Securities to be redeemed. If less than all the Securities are to be redeemed, the Trustee will select by lot, not more than 60 days prior to the redemption date, the particular Securities or portions thereof for redemption from the outstanding Securities previously called, or if the Securities are in global form, the Securities to be redeemed will be selected by the Depositary in accordance with Depositary’s customary procedures. The Company shall provide written notice to the Trustee prior to the close of business two Business Days prior to the redemption date if any such condition precedent has not been satisfied and the redemption has been rescinded or delayed, and upon receipt the Trustee will provide such notice to each Holder of the Securities in the same manner in which the notice of redemption was given.

Section 3. Repurchase at the Option of Holders Upon Change of Control Repurchase Event.

(a) If a Change of Control Repurchase Event (as defined below) occurs, unless the Company has exercised its right to redeem the Securities as provided in Section 2 above, the Company will make an offer to each Holder of Securities to repurchase all or any part (in integral multiples of $1,000 and no Security of a principal amount of $2,000 or less will be repurchased in part) of that Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of Securities repurchased plus accrued and unpaid interest on the Securities repurchased, to, but excluding, the date of repurchase.

(b) Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control (as defined below), but after the public announcement of an impending Change of Control, the Company will mail (or electronically deliver) a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Securities on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed or electronically delivered prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

(c) The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 3, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3 by virtue of such conflict.

(d) On the Change of Control Repurchase Event payment date, the Company will, to the extent lawful:

(i) accept for payment all Securities or portions of Securities (in a minimum principal amount of $2,000 and integral multiples of $1,000 above that amount) properly tendered pursuant to the aforementioned offer;

(ii) deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Securities or portions of Securities properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Securities properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Securities being repurchased by the Company.

(e) The paying agent will promptly mail (or cause to be delivered through the facilities of the Depositary) to each Holder of Securities properly tendered the repurchase price for the Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Security equal in principal amount to any unpurchased portion of any Securities surrendered; provided, that each new Security will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 above that amount.

(f) The Company will not be required to make an offer to repurchase the Securities upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Securities properly tendered and not withdrawn under its offer.

(g) The following terms for purposes of this Section 3 shall have the respective meanings specified below:

“Below Investment Grade Rating Event” means the rating on the Securities is lowered by each of the Rating Agencies and the Securities are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and those of its subsidiaries taken as a whole to any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than the Company, Dow or one or more of wholly-owned subsidiaries of Dow;

(2) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than Dow or one or more wholly-owned subsidiaries of Dow, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding shares of the Voting Stock of Dow or the Company, measured by voting power rather than number of shares;

(3) the Company or Dow consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company or Dow, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company, Dow or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company or Dow outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or any direct or indirect parent company of the surviving Person immediately after giving effect to such transaction;

(4) the first day on which a majority of the members of the board of directors of the Company or the board of directors of Dow are not Continuing Directors; or

(5) the adoption of a plan relating to the liquidation or dissolution of the Company or Dow.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control under clause (2) above if (a) the Company or Dow becomes a direct or indirect wholly-owned subsidiary of a holding company and (b) (y) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of Dow’s Voting Stock immediately prior to that transaction or (z) immediately following that transaction, no person (as that term is used in Section 13(d) (3) of the Exchange Act) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company. Furthermore, neither the formation of an intermediate holding company of the Company that is 100% owned by Dow (directly or indirectly) or any business combination between the Company and Dow or any wholly-owned subsidiaries of Dow will constitute a Change of Control.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, (a) with respect to any member of the board of directors of Dow, any such member who (1) was a member of such board of directors on the date of the issuance of the Securities; or (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director) and (b) with respect to any member of the board of directors of the Company, any such member who (1) was a member of such board of directors on the date of the issuance of the Securities; or (2) was appointed, nominated for election or elected to such board of directors by Dow.

“Fitch” means Fitch Ratings, Inc. and its successors.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Services Inc. and its successors.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” registered pursuant to Section 15E of the Exchange Act, selected by the Company as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Voting Stock” means, with respect to any person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

Section 4. Events of Default. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Section 5. Modifications and Waivers; Obligation of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

Section 6. Authorized Denominations. The Securities are issuable in registered form, without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture, and subject to certain limitations therein set forth and to the limitations described below, if applicable, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Section 7. Registration of Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security register upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for that purpose in the City of Chicago, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the securities registrar (which shall initially be the Trustee, 311 South Wacker Drive, Floor 62, Mailbox #44, Suite 6200B, Chicago, Illinois 60606 (Attention: Corporate Trust Administration) or at such other address as it may designate as its principal corporate trust office in the City of Chicago), duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Security is exchangeable for a certificated Security only if (x) the Depositary notifies the Company that it is no longer willing or able to act as a Depositary for this Security or the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Company has not appointed a successor depositary within 90 days of that notice or becoming aware that the Depositary is no longer so registered or (y) the Company in its sole discretion determines that this Security shall be exchangeable for certificated Securities in registered form or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing, and the Depositary requested the issuance of certificated Securities, provided that the definitive Securities so issued in exchange for this permanent Security shall be in denominations of $2,000 and any integral multiple of $1,000 in excess thereof and be of like aggregate principal amount and tenor as the portion of this permanent Security to be exchanged, and provided further that, unless the Company agrees otherwise, Securities of this series in certificated registered form will be issued in exchange for this permanent Security, or any portion hereof, only if such Securities in certificated registered form were requested by written notice to the Trustee or the Securities Registrar by or on behalf of a person who is beneficial owner of an interest hereof given through the Holder hereof. Except as provided above, owners of beneficial interests in this permanent Security will not be entitled to receive physical delivery of Securities in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Section 8. Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Section 9. No Recourse Against Certain Persons. No recourse for the payment of the principal or interest on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any Supplemental Indenture thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation of either of them, either directly or through the Company or any successor corporation of either of them, whether by virtue of any constitution, statute or rule or law or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof and as a condition of and as part of the consideration for the issue hereof, expressly waived and released.

Section 10. Defeasance. The Indenture with respect to any series will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon payment of all of the Securities of such series or upon the irrevocable deposit with the Trustee of cash or U.S. Government Obligations (or a combination thereof) sufficient for such payment in accordance with Article Ten of the Indenture.

Section 11. Governing Law; Jurisdiction. The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

Section 12. Defined Terms. All terms used in this Security which are not defined in this Security but which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - ____________________________
(Minor)

Custodian_______________________________
(Cust)

Under Uniform Gifts to Minors Act _______________________
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing ____________________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature:

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF TRANSFERS AND EXCHANGES

The following increases or decreases in Principal Amount of this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian